EXHIBIT (21)


Subsidiaries of the Registrant

        The Registrant had the following subsidiaries at May 31, 1994, each of which was wholly-owned by the Registrant, except as noted below:

                        Jurisdiction of
        Name             Incorporation

National Billing Systems, Inc.                     Georgia

National Data Payment Systems, Inc.                New York

Modular Data, Inc.                                 Delaware

Connection Technologies, Inc.                      Georgia

NDC Federal Systems, Inc.                          Delaware

NDC Advanced Network Services, Inc.                Georgia

Technology Sales & Leasing Co., Inc.               Georgia

NDC International, Inc.                            Georgia

National Data Realty, Inc.                         Georgia

National Data Corporation of Canada, Ltd.          Canada

Nationcall, Inc.                                   Georgia

NDC/Yes Check, Inc.  (See Note 1)                  Georgia


Note 1:  NDC/Yes Check, Inc. is 80% owned by the Registrant.